UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report
(Date of earliest
event reported): May 8, 2018

Oshkosh Corporation
(Exact name of registrant as specified in its charter)

Wisconsin	1-31371	39-0520270
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

           P.O. Box 2566, Oshkosh, Wisconsin 54903

(Address of principal executive offices, including zip code)

           (920) 235-9151

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company                        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(A) of the Exchange Act.                                                                 ☐

Item 5.02.                                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2018, the Board of Directors of Oshkosh Corporation (the “Company”) increased the size of the Board from 11 to 12 members and elected retired General Raymond T. Odierno as a director. The initial term as director for General Odierno will expire at the Company’s 2019 annual meeting of shareholders. The Board has determined that General Odierno is independent under the listing standards of the New York Stock Exchange and the Company’s criteria for determining director independence. As of the time of the election of General Odierno, the Board includes 11 independent directors.  At the time of his election, the Board appointed General Odierno to the Board’s Governance Committee, which is the only committee of the Board to which he has been appointed to date.

On May 8, 2018, in connection with his election to the Board, the Company awarded General Odierno 1,400 shares of the Company’s common stock, which represents a prorated amount of the value of the Company’s latest annual stock award to non-employee directors.  The stock award was made under the Oshkosh Corporation 2017 Incentive Stock and Awards Plan.  In addition, General Odierno became entitled to receive the annual retainer paid to non-employee directors of the Company.

General Odierno served in the United States Army from 1976 to 2015.  He held many distinguished positions of increasing responsibility at every level of the Army, with service in both the Persian Gulf and Iraq Wars. During Operation Iraqi Freedom, General Odierno commanded the 4th Infantry Division, the Army’s III Corps and the United States Forces – Iraq. Since the Vietnam war, General Odierno is one of only two American military officers to command at the division, corps and army level during the same conflict with distinction. Prior to his retirement, General Odierno served as the 38th Chief of Staff for the United States Army.

There are no arrangements between General Odierno and any other person pursuant to which General Odierno was elected to serve as a director, nor are there any transactions in which the Company is a participant in which General Odierno has a material interest requiring disclosure pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OSHKOSH CORPORATION

Date: May 11, 2018	By:	/s/ Ignacio A. Cortina
Ignacio A. Cortina
Executive Vice President, General Counsel
and Secretary